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                                                                    Exhibit 10.3


                 SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Second Amendment to Purchase and Sale Agreement ("Second Amendment") amends that certain Purchase and Sale Agreement (the "Agreement") by and between 270 Center Associates, Limited Partnership, a California limited partnership ("Seller"), and ARV Assisted Living, Inc., a California corporation ("Buyer"), dated as of February 12, 1998, and amended as of March 2, 1998. All capitalized terms not defined herein shall have the same definition as in the Agreement.

1. Section 1.2 of the Agreement is amended to delete therefrom Exhibit E, Allocation of Purchase Price, and to add thereto the new Exhibit E, Amended Allocation of Purchase Price, attached hereto. In addition, the first sentence of Section 1.2 is hereby amended to delete "$49,200,000" and to substitute "$45,200,000" therefor.

2. Section 1.3.2 is hereby amended to delete therefrom the first sentence and to add thereto the following sentence:

      Prior to the Initial Closing (defined in Section 2.3 below), Buyer shall deposit into Escrow sufficient funds to fund the Purchase Price allocated to the "Initial Closing Properties" on Exhibit E, and shall deposit into the Second Escrow (as defined below) $17.7 million (the "Second Deposit") to be retained as liquidated damages under Section 8.3 below, subject to adjustment by reason of any applicable prorations and the allocation of closing costs described below.

3.    The following is hereby added to the end of Section 1.3.2:

      Interest on the Second Deposit shall accrue to the benefit of Seller. All net income for the period from and including April 16, 1998 to the B/R Closing (defined in Section 2.3 below) from Rossmore and The Berkshire shall be held by Seller for the benefit of Buyer and shall be paid to Buyer after offsetting therefrom certain management fees payable by Buyer to Seller under Section 5.10 of the Hillsdale Agreement, as amended.

4.    Section 2.2 is amended to delete the last sentence thereof.

5.    Section 2.3 of the Agreement is hereby amended to state as follows:

      The Closing shall occur (and Escrow shall close) as follows:

           (a) on May 4, 1998, for The Berkshire Property and the Rossmore Property (the "B/R Closing"); and

           (b) on April 16, 1998 for the remaining Property (the "Initial Closing").

      Notwithstanding the foregoing, no Closing shall occur unless and until the Initial Closing occurs.

      As used in this Agreement, unless specifically provided otherwise, "Closing" shall mean the Initial or the B/R Closing, as the context requires, and "Closing Date" shall mean the date of such applicable Closing.

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6.    The following paragraph shall be added to the end of Section 4.4:

      Notwithstanding the foregoing, in the event that, after the Initial Closing but prior to any other Closing, any portion of any remaining Property shall be condemned or becomes the subject of any pending or threatened condemnation action, Seller shall promptly notify Buyer thereof, this Agreement shall remain in full force, and Buyer shall be deemed to have elected pursuant to the provisions of this Section 5.2 not to terminate this Agreement as to such Property.

7.    The following paragraph shall be added to the end of Section 4.5:

      Notwithstanding the foregoing, in the event of any damage to or destruction to any un-purchased Property after the Initial Closing but prior to any other Closing, Seller shall promptly notify Buyer thereof, this Agreement shall remain in full force, and Buyer shall be deemed to have elected pursuant to the provisions of this Section 5.2 not to terminate this Agreement as to such Property.

8. Article 6 shall be amended to that the references therein to the "Closing" or "Closing Date" shall read "Initial Closing" and "Initial Closing Date."

9. Section 8.1.1 shall be amended to delete therefrom the date "April 30, 1998" and to add thereto the date "June 1, 1998."

10. Notwithstanding anything to the contrary in this Agreement, the determinations under Section 8.1.2 shall be made as if Seller's interest in all of the Properties were to be sold to Buyer on the Initial Closing Date. The provisions of Section 8.1 shall not apply to any Closing thereafter, and Buyer shall be deemed to have elected to acquire the remaining Properties in all circumstances.

11. Section 8.2 shall be amended to insert after the phrase "Notwithstanding anything to the contrary," the words "prior to the Initial Closing."

12.   A new Section 8.3 shall be added as follows:

      8.3 Buyer's Breach at a Subsequent Closing. IN THE EVENT THAT FOLLOWING THE INITIAL CLOSING DATE BUYER BREACHES ITS OBLIGATION TO ACQUIRE EACH REMAINING PROPERTY HEREUNDER AT ITS SPECIFIED CLOSING DATE, THEN THE ESCROW AGENT SHALL PAY TO SELLER FROM THE SECOND DEPOSIT, AS APPLICABLE, THE ALLOCATED PURCHASE PRICE OF SUCH PROPERTY, AS SHOWN ON EXHIBIT E, TOGETHER WITH ACCRUED INTEREST THEREON, WHICH AMOUNT(S) SHALL BE RETAINED BY SELLER AS LIQUIDATED DAMAGES, AND NOT AS A PENALTY, TOGETHER WITH REASONABLE FEES AND DISBURSEMENTS OF ATTORNEYS INCURRED BY SELLER IN ENFORCING THIS SECTION 8.2, AND THE COLLECTION OF SUCH AMOUNT SHALL BE IN LIEU OF ANY AND ALL OTHER REMEDIES WHICH ARE OR MAY BE AVAILABLE TO SELLER AT LAW OR IN EQUITY.

      INITIAL:  /s/ MHS___                              INITIAL: /s/ SMM__

13. This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.


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14.   Except as amended herein, the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have executed this Second Amendment effective as of the 10th day of April, 1998.

"SELLER" 270 Center Associates, Limited Partnership a California limited partnership

                               By: Fremont Properties, Inc., general partner

                                          By:       /s/ Mark H. Simpson
                                              ----------------------------------
                                          Its:      President
                                              ----------------------------------

"BUYER"                        ARV Assisted Living, Inc.
                               a California corporation

                               By:       /s/ Sheila M. Muldoon
                                   ---------------------------------------------
                                   Sheila M. Muldoon, Senior Vice President



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